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EXHIBIT 32.1

Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        In connection with this quarterly report on Form 10-Q of Merit Medical Systems, Inc. for the quarter ended March 31, 2004, I, Fred P. Lampropoulos, Chief Executive Officer of Merit Medical Systems, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Merit Medical Systems, Inc.

Date: May 6, 2004	/s/ FRED P. LAMPROPOULOS Fred P. Lampropoulos Chairman of the Board, President and Chief Executive Officer

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Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002